UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (April 30, 2021)

Tech and Energy Transition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40198	83-0781939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 W 55th St New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 231-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	TETCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	TETC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TETCWS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Forfeiture of Founder Shares

As previously reported, on March 19, 2021, Tech and Energy Transition Corporation (the “Company”) consummated its initial public offering (the “IPO”) of 38,500,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-third of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $385,000,000.

The Company also granted the underwriters in the IPO a 45-day option to purchase up to an additional 5,775,000 units to cover over-allotments, if any. Tech and Energy Transition Sponsor LLC, the Company’s sponsor (the “Sponsor”), Daniel R. Hesse, and each of the independent directors of the Company (the “Independent Directors”), owned an aggregate of 11,068,750 shares of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) at the consummation of the IPO, up to 1,443,750 shares of which were subject to forfeiture by the Sponsor and Mr. Hesse depending on the extent to which the underwriters’ over-allotment option is exercised.

On April 30, 2021, upon the expiration of the 45-day period and the underwriters not exercising the over-allotment option, 1,443,750 shares of Class B Common Stock were forfeited by the Sponsor and Mr. Hesse in order for the Sponsor, Mr. Hesse and the Independent Directors to maintain ownership of 20.0% of the issued and outstanding shares of common stock of the Company (excluding private units held by the Sponsor). Such forfeited shares were cancelled by the Company.

Separate Trading of Class A Common Stock and Warrants

On May 6, 2021, the Company announced that the holders of the Company’s Units may elect to separately trade Class A Common Stock and Warrants included in the Units commencing on May 7, 2021. Each Unit consists of one share of Class A Common Stock, and one-third of one warrant to purchase one share of Class A Common Stock. Any Units not separated will continue to trade on The Nasdaq Stock Market LLC under the symbol “TETCU”. Any underlying shares of Class A Common Stock and Warrants that are separated are expected to trade on the New York Stock Exchange under the symbols “TETC” and “TETCWS”, respectively. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of Class A Common Stock and Warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit
No.	Description of Exhibits
99.1	Press Release, dated May 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech and Energy Transition Corporation

Date: May 6, 2021	By:	/s/ John Spirtos
	Name:	John Spirtos
	Title:	Chief Executive Officer and President